Exhibit 23.1

First Financial Bank Building
400 Pine Street, Ste. 600, Abilene, TX 79601
325.672.4000 / 800.588.2525 / f: 325.672.7049
www.dkcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2017, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Eagle Bancorp Montana, Inc. for the year ended December 31, 2016 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such registration statement.

              Certified Public Accountants

Abilene, Texas

March 28, 2017